As filed with the Securities and Exchange Commission on July 13, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMGEN INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	95-3540776 (I.R.S. Employer Identification Number)

One Amgen Center Drive

Thousand Oaks, California 91320-1799

(Address of Principal Executive Offices including Zip Code)

AMGEN INC. AMENDED AND RESTATED 1991 EQUITY INCENTIVE PLAN

(Full Title of the Plan)

David J. Scott, Esq. Senior Vice President, General Counsel and Secretary One Amgen Center Drive Thousand Oaks, California 91320-1799 (805) 447-1000	Copy to: Charles Ruck Regina Schlatter Latham & Watkins LLP 650 Town Center Drive, 20th Floor Costa Mesa, California 92626 (714) 540-1235

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.0001 per share	19,251,289 19,753,197	$61.79 $54.59	$1,189,537,147.31 $1,078,327,024.23	$36,518.79 $33,104.64
(1)	Consists of (i) 19,251,289 shares of common stock, par value $0.0001 per share (the “Common Stock”) of Amgen Inc., a Delaware corporation (the “Company”), subject to outstanding options issued under the Amgen Inc. Amended and Restated 1991 Equity Incentive Plan (the “Plan”) and (ii) 19,753,197 shares of Common Stock available for future issuance under the Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall automatically cover any additional shares of Common Stock that become issuable under the Plan by reason of any stock dividend, stock split or other similar transaction.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and (c) under the Securities Act, and is based on (i) the weighted average exercise price of $61.79 per share for the 19,251,289 shares of Common Stock subject to outstanding options issued under the Plan, and (ii) the average of the high and low sales prices ($54.59) of the Common Stock, as reported on the NASDAQ Global Select Market on July 10, 2007, for the remaining 19,753,197 shares of Common Stock available for future issuance under the Plan.

Proposed issuances to commence as soon after the effective date of the Registration Statement as practicable.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of the Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Registration of Additional Securities

The Plan authorizes the issuance of an aggregate of 192,000,000 shares of Common Stock, after giving effect to stock splits. The Company has previously registered 96,000,000 shares of Common Stock, after giving effect to stock splits, issuable under the Plan by a Registration Statement on Form S-8 filed with the Commission on August 8, 1991, as amended, Registration No. 33-42072 (the “Prior Registration Statement”). Under this Registration Statement, the Company is registering an additional 39,004,486 shares of Common Stock, consisting of (i) 19,251,289 shares of Common Stock subject to outstanding options issued under the Plan and (ii) 19,753,197 shares of Common Stock available for future issuance under the Plan. The content of the Prior Registration Statement is incorporated by reference herein to the extent not modified or superseded thereby or by any subsequently filed document that is incorporated by reference herein or therein.

Experts

The financial statements and management’s report on the effectiveness of internal control over financial reporting incorporated in this Registration Statement by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 have been audited by Ernst & Young LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Item 8. Exhibits.

See the Index to Exhibits on page 4.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Amgen Inc., a Delaware corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thousand Oaks, State of California, on this 13th day of July 2007.

AMGEN INC.

By:	/s/ Kevin W. Sharer
Kevin W. Sharer Chairman of the Board, Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin W. Sharer, Robert A. Bradway and David J. Scott, or any of them, his or her attorney-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments (including, without limitation, post-effective amendments) and supplements to this Registration Statement, and any related registration statements, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities on the dates indicated:

Signature	Title	Date

/s/ Kevin W. Sharer Kevin W. Sharer	Chairman of the Board, Chief Executive Officer and President, and Director (Principal Executive Officer)	July 13, 2007

/s/ Robert A. Bradway Robert A. Bradway	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 13, 2007

/s/ Michael A. Kelly Michael A. Kelly	Vice President, Finance and Chief Accounting Officer (Principal Accounting Officer)	July 13, 2007

/s/ David Baltimore David Baltimore	Director	July 13, 2007

/s/ Frank J. Biondi, Jr. Frank J. Biondi, Jr.	Director	July 13, 2007

/s/ Jerry D. Choate Jerry D. Choate	Director	July 13, 2007

/s/ Frederick W. Gluck Frederick W. Gluck	Director	July 13, 2007

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/s/ Frank C. Herringer Frank C. Herringer	Director	July 13, 2007

/s/ Gilbert S. Omenn Gilbert S. Omenn	Director	July 13, 2007

/s/ Judith C. Pelham Judith C. Pelham	Director	July 13, 2007

/s/ J. Paul Reason J. Paul Reason	Director	July 13, 2007

/s/ Leonard D. Schaeffer Leonard D. Schaeffer	Director	July 13, 2007

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INDEX TO EXHIBITS

EXHIBIT	DESCRIPTION

4.1	Restated Certificate of Incorporation (as restated December 6, 2005). (1)

4.2	Amended and Restated Bylaws of Amgen Inc. (as amended and restated February 14, 2007). (2)

4.3	Form of stock certificate for the common stock, par value $0.0001 of Amgen Inc. (3)

4.4	Registration Rights Agreement, dated as of November 18, 2004, among Amgen Inc. and Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated. (4)

4.5	Registration Rights Agreement, dated as of February 17, 2006, among Amgen Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc., JPMorgan Securities Inc., Lehman Brothers Inc., Bear, Stearns & Co. Inc., Credit Suisse Securities (USA) LLC. (5)

5*	Opinion of Latham & Watkins LLP regarding the legality of the securities being registered.

23.1*	Consent of Latham & Watkins LLP (included in Exhibit 5).

23.2*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24*	Power of Attorney (included on the signature page to this Registration Statement).

99.1	Amgen Inc. Amended and Restated 1991 Equity Incentive Plan. (6)

*	Filed herewith.
(1)	Filed as an exhibit to the Form 10-K for the year ended December 31, 2005 on March 10, 2006 and incorporated herein by reference.
(2)	Filed as an exhibit to the Current Report on Form 8-K on February 20, 2007 and incorporated herein by reference.
(3)	Filed as an exhibit to the Form 10-Q for the quarter ended March 31, 1997 on May 13, 1997 and incorporated herein by reference.
(4)	Filed as an exhibit to the Company’s Form 8-K on November 19, 2004 and incorporated herein by reference.
(5)	Filed as an exhibit to the Company’s Form 8-K on February 21, 2006 and incorporated herein by reference.
(6)	Filed as an exhibit to the Company’s Form 8-K on December 8, 2005, and incorporated herein by reference.

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